Exhibit 10.5

Number: DXZB-FWZL2022091601

Office Lease Agreement

Party A (Lessor) : Shandong Dingxin Energy Saving Technology Group Co., LTD.

Party B (Lessee) : Shandong Dingxin Microecosystem Technology Co., Ltd.

In accordance with the provisions of the Civil Code of the People’s Republic of China and other relevant laws and regulations, Party A and Party B reach the following agreement on Party B’s lease of office space in Dingxin Building through equal consultation

1. Party A legally owns the office on the 4th floor of Dingxin Building, Building 1, No. 106 Aokema Street, Laishan District, Yantai City, with a total floor area of 907.4044 square meters.

2. Purpose of Lease

Party B shall only use the premise for office purposes and shall not engage in business activities in violation of national laws and regulations or change the purpose without authorization.

3. Lease Term

1)	The lease term is 3 years, from October 1, 2022 to September 30, 2025.

2)	Lease renewal: Party B shall have the priority to renew the lease upon expiration of the lease term. The lease renewal rent shall be determined by both parties through negotiation according to the prevailing market conditions.

4. Rent

1)	The annual rent is RMB 386/ square meter (excluding tax) according to the gross floor area, totaling RMB 350,258.0984, which shall be discounted to RMB 350,000 (in words: RMB 350000 Yuan only).

2)	Terms of payment: The rent of the current year shall be paid in one lump sum when the parties formally sign the contract, and the rent of the next year shall be paid in full before September 1 of each year (one month in advance).

3)	Party A agrees to transfer its legally owned side board room warehouse (construction area: approx. 125.4 square meters) located in Dingxin Building Building No. 2 and the south bungalow garage (construction area: approx. 19.6 square meters) for Party B’s use free of charge.

5. Property Management Fee and Other Related Expenses

The property management fee and water and electricity fee shall be borne by Party A and shall be settled by both parties through negotiation if there is any change.

6. Obligations of Party B

1)	Party B shall not sublease or lend the leased office to any third party, change the use nature of the rented office, or engage in any illegal activities without the consent of Party A.

2)	Party B shall be responsible for the fire management and safety prevention of the premises. In case of any safety accident caused by Party B’s negligence or mismanagement, Party B shall be solely responsible. Party B shall abide by various fire safety management systems formulated by Party A and actively cooperate with and obey Party A’s fire safety management.

3)	Party B shall take good care of the office and its attached facilities and equipment, and shall compensate for the damage of the facilities and equipment according to the price. Party B shall not use public areas, such as distribution boxes and walls, without permission.

4)	Party B shall actively cooperate with Party A in the management of the office and the building where it is located, take good care of and keep the environment clean. During the decoration, the construction waste and daily household waste shall be disposed of in time and shall not damage the surrounding environment.

5)	Party B shall practice frugality, advocate civilization, and comply with Party A’s management of public areas. During office hours and renovation periods, Party B shall not make noise in the public area or do activities that affect other’s work.

6)	Party B shall bear all expenses incurred during the renovation of the leased premises and shall not request Party A to compensate for the renovation upon the return of the premises.

7）	Party B shall not carry out any interior decoration, equipment installation and operation supplies installation and placement in the leased House without Party A’s formal approval of its decoration plan (If Party B needs to store the decoration materials, Party B shall declare that it is responsible for the safety of the decoration materials and obtain Party A’s consent before storing them).

8)	Party B shall ensure that its renovation works will not cause any damage to the leased premises, building structure and equipment, etc., and will not affect other users’ normal use of the building or normal use of the units. If the decoration company entrusted by Party B violates the regulations, Party B shall compensate for all the losses thus caused.

9)	If the building structure of the leased house is damaged due to Party B’s reasons; Or improper use or poor maintenance of electrical equipment, pipes and lines installed by Party B; Party B shall be responsible and liable for any loss, claim or legal action caused by any pollution caused by the decoration.

10)	Party B shall bear all costs associated with decorating, renovating, or adding facilities to the premises. Party B is responsible for the maintenance and upkeep of the interior decorations and any equipment installed by Party B, and shall cover all related expenses.

7. Obligations of Party A

1)	Party A shall ensure that the ownership of the leased venue is clear and that any dispute or dispute arising from the ownership issue shall be handled by Party A and bear the responsibilities.

2)	Should Party B renew the lease upon expiration of the contract, it shall submit a written request for renewal. Under the same conditions, Party B shall have the priority to renew the lease.

3)	Party B shall be responsible for the renovation and renovation of the leased site and bear all expenses, while Party A shall provide necessary convenience during the construction. Party A shall coordinate and deal with any local government issues arising out of the leased property.

4)	Party B shall not be liable for the wear and tear of the leased premises and its ancillary facilities caused by natural properties or reasonable use.

8. Liability for Breach of Contract

1)	Any violation of the above provisions by either party shall be deemed as a breach of contract. If Party B fails to perform the above provisions, Party A shall have the right to take such measures as a warning or early termination of the contract (Party A shall not refund Party B’s rent) according to the circumstances, and Party B shall be liable for all losses arising therefrom.

2)	If Party B unilaterally terminates the contract in advance before the lease term expires, Party A will not refund the rent to Party B.

3)	If Party B fails to pay the next year’s rent to Party A on time, Party B shall pay a late fee of three-thousandth of the total amount payable for one day overdue. If Party B is in arrears with the rent for more than 7 days (including 7 days), Party A shall have the right to unilaterally terminate the contract, take back the premises, and recover the overdue fees and late fees.

4)	Without written consent of Party A, Party B shall not sublease the Premises; otherwise, Party B shall be deemed to have breached the contract, and Party A shall have the right to unilaterally terminate the contract and recover the Premises, and claim Party B to bear the economic losses caused to Party A.

5)	During the lease term, if Party A unilaterally terminates this Agreement or Party B moves out of the Premises due to reasons attributable to Party A, Party A shall return double the performance bond to Party B and compensate Party B for the decoration losses (after reasonable depreciation); If Party B unilaterally rescinds this Agreement or Party A notifies Party A to rescind this Agreement due to Party B’s breach of contract, Party A shall have the right to ask Party B to bear the economic losses caused to Party A.

6)	If either party fails to perform its obligations as agreed herein or violates the terms hereof, thereby causing losses to the other party or leading to early termination of the Contract, the breaching party shall bear all economic losses and legal liabilities caused to the non-breaching party.

9. Settlement of Disputes

Any dispute arising from the performance of this Contract shall be settled by both parties through friendly negotiation. If the negotiation fails, any lawsuit shall be handled by the Laishan People’s Court of Yantai City.

10. Matters not covered herein may be negotiated separately by both parties. The supplementary agreement signed and sealed by both parties shall have the same legal effect as this Contract.

11. This Contract shall come into force after being signed and sealed by both parties. This contract is made in duplicate, with each party holding one copy.

Party A: Shandong Dingxin Energy Saving Technology Group Co., LTD.

Representative: [*]

Contact Number: [*]

Bank: Yantai Rural Commercial Bank, Laishan branch

Account number: [*]

Date: September 16, 2022

Party B: Shandong Dingxin Microecosystem Technology Co., Ltd.

Representative: [*]

Contact Number: [*]

Date: September 16, 2022